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                                                                     EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER


            AGREEMENT AND PLAN OF MERGER, dated as of November 9, 1999 (this "Agreement"), among General Instrument Corporation, a Delaware corporation ("General Instrument"), Spencer Trask Investors LLC, a Delaware limited liability company ("Spencer Trask"), Next Level Communications, a California corporation and a wholly owned subsidiary of General Instrument ("NLC CA"), Next Level Communications L.P., a Delaware limited partnership (the "Partnership"), and Next Level Communications, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership ("NLC DE").

            NLC CA's authorized capital stock consists of 100 shares of common stock, 33 1/3 of which are outstanding and held by General Instrument.

            Spencer Trask and NLC CA are parties to the Limited Partnership Agreement dated as of January 13, 1998 (as amended, the "Partnership Agreement"), under which Spencer Trask holds a 9.576% general partnership interest in the Partnership (the "GP Interest") and NLC CA holds a 90.424% limited partnership interest in the Partnership (the "LP Interest").

            NLC DE was formed by the Partnership on August 24, 1999 for the purpose of effecting the transactions contemplated hereby and an initial public offering (the "Initial Public Offering") of the common stock of a successor corporation to the Partnership.

            NLC DE's authorized capital stock consists of 200 million shares of Common Stock, par value $.01 per share (the "Common Stock"), 70 million shares of Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock"), and 10 million shares of preferred stock, par value $.01 per share, of which 100 shares of Common Stock are outstanding and held by the Partnership. The terms of such classes of capital stock are set forth in the certificate of incorporation of NLC DE attached hereto as Exhibit A.

            The boards of directors and the stockholders of NLC CA and NLC DE and the partners of the Partnership have approved and adopted this Agreement in accordance with the California General Corporation Law (the "CGCL"), the Delaware General Corporation Law (the "DGCL"), and Delaware Revised Uniform Limited Partnership Act (the "DRULPA").

            Contemporaneously with the consummation of the transactions contemplated by this Agreement, General Instrument and NLC DE will be entering into a Voting Trust Agreement in the form of Exhibit B (the "Voting Trust Agreement") with ChaseMellon


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Shareholder Services, LLC, as voting trustee (the "Voting Trustee").

            NOW, THEREFORE, the parties agree as follows:


                                    ARTICLE I

                                   THE MERGERS

            1.1. Partnership Note. Simultaneously with the consummation of the Partnership Merger (as defined below), General Instrument shall contribute to NLC DE all of the indebtedness under the 8% Note due 2005 of the Partnership held by General Instrument (the "Partnership Note") in exchange for a number of validly issued, fully paid and non-assessable shares of Common Stock (the certificate for which shares shall be issued to and in the name of the Voting Trustee) equal to the amount of indebtedness outstanding under the Partnership Note (including accrued and unpaid interest) at such time divided by the per share initial public offering price of Common Stock pursuant to the Initial Public Offering.

            1.2. The Partnership Merger. Simultaneously with the contribution of the Partnership Note, at the Effective Time of the Partnership Merger, the Partnership shall be merged with and into NLC DE in accordance with the DGCL and DRULPA (the "Partnership Merger"). From and after the Effective Time of the Partnership Merger, the separate partnership existence of the Partnership shall cease and NLC DE shall continue as the surviving entity under the name "Next Level Communications, Inc." (the "Surviving Entity"). From and after the Effective Time of the Partnership Merger, the Surviving Entity shall possess all of the rights, privileges, immunities, powers and purposes, and be subject to all of the liabilities, obligations and penalties, of the Partnership and NLC DE, all as provided under applicable law.

            1.3. Conversion Pursuant to the Partnership Merger. As of the Effective Time of the Partnership Merger, by virtue of the Partnership Merger and without any action on the part of any party hereto:

            (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time of the Partnership Merger (which shall not include the shares of Common Stock simultaneously being issued pursuant to
      Section 1.1) shall be canceled and retired without any conversion thereof.

            (b) The GP Interest shall be canceled and converted into and become 5,863,329 validly issued, fully paid and non-assessable shares of Common Stock. NLC DE shall cause to be delivered certificate(s) for such shares to and in the



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      name of Spencer Trask or its designees or transferees in the denominations requested by Spencer Trask.

            (c) The LP Interest shall be canceled and converted into and become a number (the "LP Interest Share Number") of validly issued, fully paid and non-assessable shares of Class B Common Stock equal to the sum of (i) 55,366,091 and (ii) $88 million divided by the per share initial public offering price of Common Stock pursuant to the Initial Public Offering. NLC DE shall cause to be delivered a certificate for such shares to and in the name of NLC CA.

            1.4. Certificate of Incorporation and By-laws of the Surviving Entity. The certificate of incorporation of NLC DE shall be the certificate of incorporation of the Surviving Entity after the Effective Time of the Partnership Merger, until amended in accordance with applicable law. The by-laws of NLC DE shall be the by-laws of the Surviving Entity after the Effective Time of the Partnership Merger, until amended in accordance with applicable law.

            1.5. Directors and Officers of the Surviving Entity. The directors and officers of NLC DE at the Effective Time of the Partnership Merger shall be the directors and officers of the Surviving Entity after the Effective Time of the Partnership Merger, until expiration of their current terms, or their prior resignation, removal or death, subject to the certificate of incorporation and the by-laws of the Surviving Entity.

            1.6. Voting Trust. Prior to the Effective Time of the NLC Merger (as defined below), General Instrument shall deposit with the Voting Trustee all of the outstanding shares of common stock of NLC CA pursuant to and in accordance with the Voting Trust Agreement.

            1.7. The NLC Merger. Immediately after the Effective Time of the Partnership Merger and the transaction contemplated by Section 1.6, at the Effective Time of the NLC Merger, NLC CA shall be merged with and into the Surviving Entity in accordance with the DGCL and the CGCL (the "NLC Merger"; together with the Partnership Merger, the "Mergers"). From and after the Effective Time of the NLC Merger, the separate corporate existence of NLC CA shall cease and the Surviving Entity shall continue as the surviving corporation under the name "Next Level Communications, Inc." (the "Surviving Corporation"). From and after the Effective Time of the NLC Merger, the Surviving Corporation shall possess all of the rights, privileges, immunities, powers and purposes, and be subject to all of the liabilities, obligations and penalties, of NLC CA and the Surviving Entity, all as provided under applicable law.

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            1.8. Conversion Pursuant to the NLC Merger. As of the Effective Time
of the NLC Merger, by virtue of the NLC Merger and without any action on the part of any party hereto:

            (a) Each share of Common Stock issued and outstanding immediately prior to the Effective Time of the NLC Merger shall remain outstanding as one share of Common Stock.

            (b) Each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time of the NLC Merger shall be canceled and retired without any conversion thereof.

            (b) Each share of common stock of NLC CA issued and outstanding immediately prior to the Effective Time of the NLC Merger shall be canceled and converted into and become a number of validly issued, fully paid and non-assessable shares of Common Stock equal to the LP Interest Share Number divided by 33 1/3. NLC DE shall cause to be delivered a certificate for such shares to and in the name of the Voting Trustee.

            1.9. Certificate of Incorporation and By-laws of the Surviving Corporation. The certificate of incorporation of the Surviving Entity shall be the certificate of incorporation of the Surviving Corporation after the Effective Time of the NLC Merger, until amended in accordance with applicable law. The by-laws of the Surviving Entity shall be the by-laws of the Surviving Corporation after the Effective Time of the NLC Merger, until amended in accordance with applicable law.

            1.10. Directors and Officers of the Surviving Corporation. The directors and officers of the Surviving Entity at the Effective Time of the NLC Merger shall be the directors and officers of the Surviving Corporation after the Effective Time of the NLC Merger, until expiration of their current terms, or their prior resignation, removal or death, subject to the certificate of incorporation and the by-laws of the Surviving Corporation.

            1.11. Effective Time. The Partnership Merger shall become effective (the "Effective Time of the Partnership Merger") upon the due filing of a certificate of merger with the Secretary of State of Delaware in accordance with the DGCL and the DRULPA, or at such later time as is specified in such certificate of merger. The NLC Merger shall become effective (the "Effective Time of the NLC Merger") upon the due filing of certificates of merger with the Secretary of State of Delaware and the Secretary of State of California in accordance with the DGCL and the CGCL, or at such later time as is specified in such certificate of merger.

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            1.12. Treatment of Employee Stock Options. Prior to the Effective
Time of the NLC Merger, the Board of Directors of NLC CA shall take appropriate actions so that, at the Effective Time of the NLC Merger, each of the employee stock options previously issued by NLC CA which is outstanding immediately prior to the Effective Time of the NLC Merger shall be converted automatically pursuant to the NLC Merger into an option to purchase the same number of shares of Common Stock at the same exercise price.

            1.13. Warrant. By operation of the NLC Merger, the option contemplated by Section 10.2 of the Limited Partnership Agreement shall be converted automatically into a Warrant of NLC DE. To further evidence such conversion, NLC DE and Spencer Trask shall enter into the Warrant Agreement in the form of Exhibit C hereto.

            1.14. No Fractional Shares. The number of shares of Common Stock issuable to General Instrument pursuant to the transactions contemplated by this
Article I shall be rounded to the nearest full share (so that no fractional shares are issued).


                                   ARTICLE II

                                   CONDITIONS

            Consummation of the transactions contemplated hereby is subject to the satisfaction at or before the Effective Time of the Partnership Merger of the following conditions:

            2.1. Registration Statement. The registration statement relating to the Initial Public Offering shall have been declared effective under the Securities Act of 1933, as amended.

            2.2. Underwriting Agreement. All conditions required to be satisfied under the underwriting agreement relating to the Initial Public Offering (other than the Mergers and the other transactions contemplated by Article I) shall have been satisfied and the parties to such underwriting agreement shall be willing and prepared to immediately consummate the Initial Public Offering.


                                   ARTICLE III

                                  MISCELLANEOUS

            3.1. Termination. At any time prior to the Effective Time of the Partnership Merger, subject to the letter agreement dated September 14, 1999 among General Instrument, Motorola, Inc.


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and Spencer Trask, this Agreement may be terminated by General Instrument.

            3.2. Amendment. This Agreement may be amended at any time by a written instrument executed by each of the parties hereto only.

            3.3. Further Assurances. Each of NLC CA and Spencer Trask (in its capacity as the general partner of the Partnership only) shall at any time, or from time to time, as and when requested by the Surviving Corporation, execute and deliver, or cause to be executed and delivered in its name, all such conveyances, assignments, transfers, deeds or other instruments, and shall take, or cause to be taken, such further or other action in order to evidence the transfer, vesting or devolution of any property, right, privilege, immunity, power or purpose, or to vest or perfect or confirm to the Surviving Corporation title to and possession of all the properties, rights, privileges, immunities, powers and purposes of NLC CA or the Partnership, as the case may be, and otherwise to carry out the intent and purposes hereof.

            3.4. Reorganization. The parties hereto intend the Mergers to qualify as a tax-free reorganization under the Internal Revenue Code.

            3.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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            IN WITNESS WHEREOF, each of the parties hereto has caused this
Agreement to be signed by its respective officers hereunto duly authorized all as of the date first above written.

                                       GENERAL INSTRUMENT CORPORATION



                                       By:______________________________________
                                          Name:
                                          Title:

                                       SPENCER TRASK INVESTORS LLC



                                       By:______________________________________
                                          Name:
                                          Title:

                                       NEXT LEVEL COMMUNICATIONS



                                       By:______________________________________
                                          Name:
                                          Title:

                                       NEXT LEVEL COMMUNICATIONS L.P.

                                       By:   Spencer Trask Investors LLC,
                                             its General Partner


                                             By:________________________________
                                                Name:
                                                Title:

                                       NEXT LEVEL COMMUNICATIONS, INC.



                                       By:______________________________________
                                          Name:
                                          Title: